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                                                                     Exhibit 5.1

                                          July 14, 2000

Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut  06405

               Re:  Neurogen Corporation - Private Investment
                    in Public Equity Common Stock Offering
                    -----------------------------------------

Dear Sirs:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") which Neurogen Corporation, a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,638,000 shares of the Common Stock, par value $.025 per share, of the Company (the "Shares"). In connection with the foregoing registration, we have acted as counsel for the Company, and as such counsel, we are familiar with the corporate proceedings taken by the Company in connection with the authorization and sale of the Shares.

          We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

          Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares have been duly authorized and are legally and validly issued, fully paid and nonassessable.

          We hereby consent to the reference to us under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Milbank, Tweed, Hadley & McCloy LLP



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